NON-COMPETITION AND NON-SOLICITATION AGREEMENT



		THIS AGREEMENT (the "Agreement") is made and entered into as of the 18th day of December, 1998 (the "Effective Date"), by and between COSI Acquisition Corp. (the "Company"), a Delaware corporation and a wholly-owned subsidiary of Computer Outsourcing Services, Inc. ("Parent"), and Warren E. Ousley (the "Stockholder").

			     W I T N E S S E T H :


		WHEREAS, the Company, Parent, Enterprise Technology Group, Incorporated, a New Jersey corporation ("ETG"), and each stockholder of ETG are parties to an Asset Purchase Agreement
	(the "Asset Purchase Agreement"), dated December 16, 1998, which provides for, among other things, the sale of assets by ETG to the Company; and

		WHEREAS, in order to induce the Company to enter into the Asset Purchase Agreement and consummate the transactions contemplated thereby, the Stockholder is entering into this Agreement.

		NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

		1. Consideration. The Stockholder acknowledges that he is entering into this Agreement in order to induce the Company to enter into the Asset Purchase Agreement.

		2.   Non-Competition; Non-Solicitation.

		2.1 The Stockholder agrees that for a period commencing on the Effective Date and concluding on the second anniversary of the earlier of (x) the date the Third-Post Closing Adjustment (as defined in the Asset Purchase Agreement), if any, is paid to the Stockholders and (y) January 31, 2002, the Stockholder shall not (except on behalf of the Company or any of its affiliates as an employee or consultant), directly or indirectly, either alone or with others, as principal, manager, agent, consultant, officer, director, partner, investor, lender, sublessor, guarantor or employee, or in any other capacity, carry on, be engaged in, be employed by, or have any interest or otherwise be connected or affiliated or associated with any corporation, partnership, limited liability company or partnership, proprietorship, firm, association or other entity, now or at such time, which is engaged in any manner or otherwise with any business activity competitive with the business of the Company as currently conducted or any of its affiliates with respect to the Business (individually, a "Company Affiliate" and collectively, the "Company Affiliates"). For purposes of this Section 2, a person or entity which is "in competition with the business of the Company or any Company Affiliate with respect to the Business" shall mean an entity which conducts the business of information services consulting as currently conducted by ETG or as conducted at any time while Warren Ousley is employed by the Company.

		2.2 The Stockholder agrees that for a period commencing on the Effective Date and concluding on the second anniversary of the earlier of (x) the date the Third-Post Closing Adjustment, if any, is paid to the Stockholders and (y) January 31, 2002, the Stockholder shall not on his behalf or on behalf of any person (other than Rosemarie Klein) or entity directly or indirectly, solicit, place or recruit (x) any employee who has been employed by the Company or any Company Affiliate, at any time, (y) any person or entity who is a client, customer or potential customer of the Company, any Company Affiliate or ETG (other than customers currently doing business with Unclaimed Property
	Recovery Reporting) or (z) any supplier, lender, lessor or any other person or entity which has a business relationship with the Company or any Company Affiliate, with a view to influencing or inducing such employee, client or customer to terminate or materially lessen his, her or its relationship with the Company or any Company Affiliate, or to develop relationships with the Stockholder or any person that would have the same effect.

		2.3 Anything to the contrary herein notwithstanding, the provisions of this Section 2 shall not be deemed violated by the purchase and/or ownership by the Stockholder of shares of any class of equity securities (or options, warrants or rights to acquire such securities, or any securities convertible into such securities) representing (together with any securities which would be acquired upon the exercise of any such options, warrants or rights or upon the conversion of any other security convertible into such securities) three percent (3%) or less of the outstanding shares of any such class of equity securities of any issuer, which is engaged in any business activity competitive with the business of the Company or any Company Affiliate, whose securities are traded on a national securities exchange or listed by the Nasdaq Stock Market, the National Quotation Bureau Incorporated or any similar organization; provided, however, that the Stockholder shall not be otherwise connected with or active in the business of such issuers.

		2.4 The Stockholder and the Company agree that the provisions of this Section 2 (i) are independent of any and all other covenants or agreements between the Stockholder and the Company and (ii) shall remain enforceable regardless of any claim or determination with respect to, or breach of, any other agreement between the Stockholder and the Company.



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


		3. Remedy For Breach. The Stockholder hereby acknowledges that in the event of any breach or threatened breach by him of any of the provisions of this Agreement, the Company and the Company Affiliates would have no adequate remedy at law and would suffer substantial and irreparable damage. Accordingly, the Stockholder hereby agrees that, in such event, the Company and the Company Affiliates shall be entitled, without the necessity of proving damages or posting bond, and notwithstanding any election by the Company and such Company Affiliates to claim damages, to obtain a temporary and/or permanent injunction
	(without proving a breach therefor) to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which the Company and the Company Affiliates may have at law or in equity.

		4. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction. The Stockholder and the Company agree that the provisions set forth herein are reasonable under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction any provision herein is determined to be excessively broad as to duration, activity, subject or otherwise incompatible with applicable law, said court is authorized and requested to modify such provision so as to cause it to be not excessively broad or incompatible with applicable law, and to enforce such provision as modified.

		5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), one day after deposit with an overnight courier, or if mailed, five (5) days after the date of deposit in the United States mails, as follows:

		If to the Company, to:

				COSI Acquisition Corp.
				2 Christie Heights Street
				Leonia, New Jersey  07605
				Attention: Chief Financial Officer
				Fax No.:  (201) 840-7102





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

		If to the Stockholder, to:

				Mr. Warren E. Ousley
				18 Wetherill Drive
				Freehold, New Jersey  07728
				Fax No.:  (732) 308-2340

		6. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements or understandings with respect to the subject matter hereof; provided, however that to the extent restrictive covenants similar to those set forth in this Agreement are contained in another agreement, each such provision shall be given independent effect and the provisions of this Agreement related to such subject matter shall not invalidate or supersede any provision set forth in any other agreement but all provisions shall be read together and shall be enforceable to the fullest extent of the law.

		7. Binding Effect; Third Party Beneficiaries. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon the Stockholder. "Successors and assigns" shall mean, in the case of the Company, any successor pursuant to a merger, consolidation, or sale, or other transfer of all or substantially all of the assets of the Company. The parties hereto agree that the Company Affiliates are third party beneficiaries of the obligations of the Stockholder contained in this Agreement and shall be entitled to enforce the provisions thereof as if each were a party to this Agreement.

		8. Assignment. Other than as provided in Section 7 hereof, this Agreement shall not be assignable or otherwise transferable.

		9. Amendment or Modification; Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Stockholder and by an officer of the Company thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

		9. Governing Law; Forum; Process. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York as applied to contracts made and to be performed entirely in the State of New York without regard to principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New Jersey or any



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	federal court sitting in the State of New Jersey for purposes of
	any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of New Jersey or any federal court sitting in the State of New Jersey and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

		10. Titles. Titles to the Sections and subsections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any Section.

		11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same agreement. It shall not be necessary for each party to sign each counterpart so long as each party has signed at least one counterpart.

		IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


				COSI ACQUISITION CORP.


				By:  /s/ Robert Wallach
				   -----------------------------------
				   Robert Wallach
				   President

				     /s/ Warren E. Osley
				   -----------------------------------
				   Stockholder